Exhibit 99.1

Dyadic Announces Third Quarter 2023 Financial Results and Highlights Recent Company Progress

●	Received an upfront payment of $0.6 million in October for product development and licensing of our Dapibus™ platform for animal-free dairy enzyme products
●	DYAI-100 Phase 1 clinical trial top-line results expected in December 2023
●	New research collaboration with Vaccine and Immunotherapy Center at Massachusetts General Hospital as part of US $5.88 million awards from the Department of Defense (“DoD”)
●	New development and commercialization agreement with bYoRNA to develop cost-effective messenger RNA (mRNA)
●	Ongoing preclinical animal studies showing positive results with high neutralizing antibody levels for seasonal and pandemic flu and other infectious diseases
●	Expanded leadership team to support increased business development activities
●	Entered multiple new research collaborations and product development agreements
●	Advanced pharmaceutical and non-pharmaceutical product pipeline, including animal-free recombinant serum albumin and other cell culture proteins and enzymes
●	Cash and investment grade securities of $8.2 million as of September 30, 2023
●	Financial results and business update conference call scheduled for 5:00 pm ET today

JUPITER, FL / November 8, 2023, (GLOBAL NEWSWIRE) Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on building innovative microbial platforms to address the growing demand for global protein bioproduction and unmet clinical needs for effective, affordable, and accessible biopharmaceutical products and alternative proteins for human and animal health, today announced its financial results for the third quarter of 2023, and highlighted recent company developments.

“Dyadic’s business strategy to focus on near term applications for our proprietary and patented C1 and Dapibus™ protein production platforms and pipeline product opportunities is showing significant increased interest and inbound new projects”, said Mr. Mark Emalfarb, President and CEO of Dyadic. “Launching our Dapibus™ platform for non-pharmaceutical applications less than 10 months ago, we have already signed a number of agreements, including with Fermbox Bio in the second quarter and with an enzyme development company in the third quarter where in October we received $600,000 for the development and commercialization of select animal-free recombinant products. The progress we have made with our recombinant serum albumin product pipeline demonstrates our continued focus on products with near-term commercial potential, shorter development timelines and lower production costs. We have developed stable cell lines for the production of recombinant serum albumin at high productivity levels that in initial testing has shown analytical comparability to reference standard samples of currently marketed products. These products, and other projects in development align with our strategy to improve our revenue outlook while we continue to increase the adoption of C1 for the higher margin applications of human preventative and therapeutic biological vaccines and drugs to combat infectious and other diseases.”

Mr. Emalfarb continued, “We are continuing to engage with large pharmaceutical and biotech companies, academic institutions, and governmental agencies, and other commercial organizations. We are very pleased to see increased interest in our proprietary and patented C1-cell protein production platform to develop vaccines and drugs, such as monoclonal antibodies for commercialization. Examples of this include the funded research and development project with a top 5 pharmaceutical company to express a vaccine antigen from C1 for human health in a large infectious disease segment, as well as our collaboration with the Vaccine and Immunotherapy Center at Massachusetts General Hospital as part of US $5.88 Million Department of Defense grant.”

“We are continuing our pursuit of additional vaccine and drug development opportunities. We believe the safety data being generated in our DYAI-100 phase 1 clinical trial, coupled with our non-human primate study, are pivotal points in the Company’s evolution from a commercial success in industrial biotech to realizing our capability as a life-science biotechnology company,” concluded Mr. Emalfarb.

Exhibit 99.1

Recent Company Progress

o	DYAI-100 SARS-CoV-2 RBD (Receptor Binding Domain) Booster Vaccine Candidate
●	Phase 1 clinical trial, last patient last visit occurred in September, data lock achieved on November 1, 2023 and top-line results are expected in December 2023 with full study report to follow.
●	No major vaccine-related safety concerns for both low and high dose groups reviewed by the Data Safety Monitoring Board (DSMB).
●	To date, no serious adverse events or adverse events of special interest have been observed.
●	Interim phase 1 clinical trial safety results are helping to accelerate the adoption of our C1 protein production platform in use for manufacturing human vaccines.

o

VIC at Massachusetts General Hospital – On October 25, 2023, the Company announced that it has entered into a new research collaboration with Vaccine and Immunotherapy Center (“VIC”) at Massachusetts General Hospital to express vaccine antigens for influenza A and other infectious diseases, as part of US $5.88 million awards from the Department of Defense (“DoD”).

o

bYoRNA SAS (“bYoRNA”) – On September 26, 2023, the Company entered into a development and commercialization agreement with bYoRNA combining bYoRNA’s novel eukaryotic “bio” RNA platform with Dyadic’s industrially proven C1 protein production platform to provide the pharmaceutical industry with a potentially more cost-efficient platform for manufacturing large quantities of lower cost mRNA, enabling access to mRNA vaccines and drugs to a broader global population.

o

Animal-free Dairy Enzymes – On September 18, 2023, the Company signed a development and license agreement to develop and commercialize certain non-animal dairy enzymes used in the production of food products using Dapibus™. In October 2023, the Company received an upfront payment of $0.6 million for product development. Dyadic is also eligible to receive certain potential success fees, milestones, and royalties.

o	New Fully Funded Collaborations - In the third quarter, the Company entered into a number of new fully funded research collaborations in the follow areas:
●	Development of an enzyme for dispersion and absorption of injected drugs to reduce tissue damage;
●	Development and commercialization agreement with a multinational pharmaceutical company to develop multiple C1 cell lines to produce monoclonal antibodies targeting infectious diseases;
●	Development of a C1 cell line for a monoclonal antibody against Filoviruses such as Ebola and Marburg.

o	Multiple Preclinical Animal Studies
●	C1 expressed adjuvanted ferritin nanoparticle H5N1 antigen targeting pandemic influenza (H5N1/Bird Flu) showed high neutralizing antibody and hemagglutinin inhibition (HI) levels.
●	C1 expressed adjuvanted MHCII H1N1 antigen targeting seasonal influenza showed high neutralizing antibody levels.
●	C1 expressed adjuvanted Full Spike SARS-CoV-2 antigen showed high neutralizing antibody levels after single dose.

o	On-going Research and Development Collaborations
●	The Company signed MoUs with Essential Drugs Company Limited (EDCL) in Bangladesh and Fondazione Biotecnopolo di Siena (“FBS”) in Italy and are currently negotiating for formal contracts.
●

The Company continues to develop C1 expressed vaccine antigens for human health in a large infectious disease segment with a Top 5 pharmaceutical company, and other research collaborations with Uvax Bio and Virovax Bio.

●

The Company has on-going collaborations with Phibro animal health/Abic Biological Laboratories, Rubic One Health and entered a fully funded research and development project with a new animal health company for livestock animals.

●	The Company is continuing its development of innovative animal free alternative proteins, including cellulosic enzymes for renewable biofuels with Fermbox Bio and pulp and paper processing.

o	Advancement of Pharmaceutical and Non-pharmaceutical Product Pipeline
●	The Company is making progress in developing animal-free recombinant serum albumin with initial positive analytical results towards commercialization and prospective licensing opportunities.
●	The Company is continuing its development cell culture media and other proteins and enzymes for multiple applications.

Corporate Development

The Company expanded its leadership team and appointed Doug Pace as its Executive Vice President for Business Development to support its increased business development activities and accelerated timeline.

Exhibit 99.1

Financial Highlights

Cash Position: As of September 30, 2023, cash, cash equivalents, and the carrying value of investment grade securities, including accrued interest, were approximately $8.2 million compared to $12.7 million as of December 31, 2022.

Revenue: Research and development revenue and license revenue for the three months ended September 30, 2023, decreased to approximately $397,000 compared to $880,000 for the same period a year ago. The decrease in research and development revenue was due to several research projects winding down or on hold as a result of a laboratory relocation at a major contract research organization. Research and development revenue and license revenue for the nine months ended September 30, 2023, slightly increased to approximately $2,212,000 compared to $2,187,000 for the same period a year ago.

Cost of Revenue: Cost of research and development revenue for the three months ended September 30, 2023, decreased to approximately $106,000 compared to $603,000 for the same period a year ago. The decrease in cost of research and development revenue was due to several research projects winding down or on hold as a result of a laboratory relocation at a major contract research organization. Cost of research and development revenue for the nine months ended September 30, 2023, increased to approximately $1,626,000 compared to $1,419,000 for the same period a year ago.

R&D Expenses: Research and development expenses for the three months ended September 30, 2023, decreased to approximately $716,000 compared to $744,000 for the same period a year ago. Research and development expenses for the nine months ended September 30, 2023, decreased to approximately $2,444,000 compared to $3,917,000 for the same period a year ago. The decrease primarily reflected the winding down of activities related to the Company’s Phase 1 clinical trial of DYAI-100 COVID-19 vaccine candidate as patient dosing was completed in February 2023.

G&A Expenses: General and administrative expenses for the three months ended September 30, 2023, decreased by 7.3% to approximately $1,282,000 compared to $1,383,000 for the same period a year ago. The decrease principally reflected decreases in business development and investor relations expenses of approximately $55,000, insurance expenses of $41,000, and legal expenses of $27,000, offset by other increases of $22,000.

General and administrative expenses for the nine months ended September 30, 2023, decreased by 12.4% to approximately $4,165,000 compared to $4,753,000 for the same period a year ago. The decrease principally reflected decreases in business development and investor relations expenses of approximately $192,000, accrued expenses related to management incentives of $172,000, insurance expenses of $113,000, legal expenses of $75,000 and other decreases of $36,000.

Net Loss: Net loss for the three months ended September 30, 2023, was approximately $1,614,000 or $(0.06) per share compared to $1,809,000 or $(0.06) per share for the same period a year ago. Net loss for the nine months ended September 30, 2023, was approximately $4,724,000 or $(0.16) per share compared to $7,589,000 or $(0.27) per share for the same period a year ago.

Exhibit 99.1

Conference Call Information

Date: Wednesday. November 08, 2023

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: 844-826-3033; International +1-412-317-5185

Conference ID: 10183803

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1593556&tp_key=ec162fd8d6

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company focused on building innovative microbial platforms to address the growing demand for global protein bioproduction and unmet clinical needs for effective, affordable, and accessible biopharmaceutical products and alternative proteins for human and animal health.

Dyadic’s gene expression and protein production platforms are based on the highly productive and scalable fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). Our lead technology, C1-cell protein production platform, is based on an industrially proven microorganism (named C1), which is currently used to speed development, lower production costs, and improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets. Dyadic has also developed the Dapibus™ filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

With a passion to enable our partners and collaborators to develop effective preventative and therapeutic treatments in both developed and emerging countries, Dyadic is building an active pipeline by advancing its proprietary microbial platform technologies, including our lead asset DYAI-100 COVID-19 vaccine candidate, as well as other biologic vaccines, antibodies, and other biological products.

To learn more about Dyadic and our commitment to helping bring vaccines and other biologic products to market faster, in greater volumes and at lower cost, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer Phone: (561) 743-8333

Email: ir@dyadic.com

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Research and development revenue	$352,942	$835,480	$2,079,918	$1,983,636
License revenue	44,118	44,117	132,353	202,941
Total revenue	397,060	879,597	2,212,271	2,186,577

Costs and expenses:
Costs of research and development revenue	105,869	602,847	1,625,731	1,418,702
Research and development	716,351	743,585	2,444,469	3,917,245
General and administrative	1,282,361	1,383,433	4,164,970	4,753,162
Foreign currency exchange loss	12,600	13,205	38,143	23,578
Total costs and expenses	2,117,181	2,743,070	8,273,313	10,112,687

Loss from operations	(1,720,121)	(1,863,473)	(6,061,042)	(7,926,110)

Other income:
Interest income	105,862	54,300	319,787	87,277
Other income	—	—	1,017,592	250,000
Total other income	105,862	54,300	1,337,379	337,277

Net loss	$(1,614,259)	$(1,809,173)	$(4,723,663)	$(7,588,833)

Basic and diluted net loss per common share	$(0.06)	$(0.06)	$(0.16)	$(0.27)

Basic and diluted weighted-average common shares outstanding	28,811,061	28,391,894	28,794,712	28,302,332

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2023.

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$7,403,176	$5,794,272
Short-term investment securities	772,804	6,847,270
Interest receivable	9,822	58,285
Accounts receivable	417,878	330,001
Prepaid expenses and other current assets	484,188	392,236
Total current assets	9,087,868	13,422,064

Non-current assets:
Operating lease right-of-use asset, net	153,112	—
Investment in Alphazyme	—	284,709
Other assets	14,586	6,045
Total assets	$9,255,566	$13,712,818

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$600,148	$1,276,313
Accrued expenses	620,242	955,081
Deferred research and development obligations	13,897	40,743
Deferred license revenue, current portion	176,471	176,471
Operating lease liability, current portion	46,599	—
Total current liabilities	1,457,357	2,448,608

Deferred license revenue, net of current portion	44,118	176,471
Operating lease liability, net of current portion	101,567	—
Total liabilities	1,603,042	2,625,079

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 41,064,563 and 40,816,602, outstanding shares - 28,811,061 and 28,563,100 as of September 30, 2023, and December 31, 2022, respectively	41,065	40,817
Additional paid-in capital	104,746,897	103,458,697
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(78,205,523)	(73,481,860)
Total stockholders’ equity	7,652,524	11,087,739
Total liabilities and stockholders’ equity	$9,255,566	$13,712,818

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2023.